UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒ Definitive Information Statement

TRANSIT PRO TECH INC.

(Name of Registrant as Specified in Its Charter)

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 4) Date Filed:

Transit Pro Tech Inc.

100 N. Barranca Street, Suite 460

Covina, California 91791

Phone: (626) 332-5398

September 17, 2024

THIS IS A NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT.
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

Dear Stockholder:

We are providing this information statement to you as a stockholder of record of our outstanding common stock at the close of business on September 5, 2024, in connection with the adoption of two amendments to our Certificate of Incorporation (the “Certificate of Amendment”) by our Board of Directors (the “Board”) and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company (the “Approving Stockholders”) entitled to vote thereon (i) increasing the number of our authorized shares of capital stock, par value $0.0001 per share, from 21,000,000 to 101,000,000, consisting of 80,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock (the “Authorized Shares Increase”) and (ii) effecting a 20 for 1 forward split of our outstanding shares of our Class B common stock (the “Stock Split”), together with the Authorized Shares Increase, referred to herein as the “Corporate Actions.”

Our Board of Directors approved the Corporate Actions on September 4, 2024. The Approving Stockholders acting by written consent in lieu of a special meeting approved the Corporate Actions on September 5, 2024. The Stock Split and the Authorized Shares Increase cannot be effectuated until twenty (20) days after the distribution of this Information Statement and will be effected by filing the Certificate of Amendment with the Secretary of State of the State of Delaware. A copy of the Certificate of Amendment affecting the Stock Split and the Authorized Shares Increase is attached to this Information Statement as Exhibit A.

The written consent that we received from the Approving Stockholders constitutes the only stockholder approval required for the Corporate Actions under Delaware law and our Certificate of Incorporation and bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not solicited, and will not be soliciting, your approval of the Corporate Actions.

This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act and in accordance with Delaware law and our bylaws.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE ACCOMPANYING INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

September 17, 2024	By Order of the Board of Directors of
TRANSIT PRO TECH INC.

/s/ Weihong Du
Weihong Du
President and Chief Executive Officer

Transit Pro Tech Inc.

100 N. Barranca Street, Suite 460

Covina, California 91791

(626) 332-5398

Information Statement Pursuant to Section 14C
of the Securities Exchange Act of 1934

This Information Statement is being provided on or about September 17, 2024, to all holders of record on September 5, 2024 (the “Record Date”) of the Class B common stock, $0.0001 par value per share (the “Class B common stock”) of Transit Pro Tech Inc., a Delaware corporation (“TPT” or the “Company”), in connection with the adoption of two amendments to our Certificate of Incorporation by our Board and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company (the “Approving Stockholders”) entitled to vote thereon, (i) increasing the number of our authorized shares of capital stock, par value $0.0001 per share, from 21,000,000 to 101,000,000, consisting of 80,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock and (ii) effecting a 20 for 1 forward split of our outstanding shares of Class B common stock, referred to herein as the “Corporate Actions.”

On September 4, 2024, our Board approved the Corporate Actions. To eliminate the costs and management time involved in holding a special meeting of stockholders and to effect the Corporate Actions as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of the holders of a majority of the Company’s voting power to approve the Corporate Actions in accordance with Sections 228 and 242 of the Delaware General Corporation Law (the “DGCL”) and our bylaws. On September 5, 2024 (the “Record Date”), the Approving Stockholders approved the Corporate Actions by written consent.

Since the Board and holders of a majority of the voting power of the Company’s issued and outstanding shares of capital stock have voted in favor of the Corporate Actions, all corporate actions necessary to approve the Corporate Actions have been completed. Because the Corporate Actions have already been approved by the holders of a majority of the voting power of the Company’s outstanding shares of capital stock, you are not required to take any action. This Information Statement provides notice to you that the Corporate Actions have been approved. You will receive no further notice of the approval nor of the effective date of each of the Corporate Actions other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission (the “SEC”).

NOTICE PURSUANT TO SECTION 228 — Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of Corporate Actions by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date, September 5, 2024, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 19,000,000 shares of Class A common stock, 1,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, each with a par value of $0.0001 per share.

As of the Record Date, there were outstanding 1,000,000 shares of Class B common stock entitled to vote on the Corporate Actions. There were no shares of Class A common stock or preferred stock outstanding on the Record Date. Except as required by the DGCL, the holders of our Class B common stock are entitled to vote together with the holders of our Class A common stock as a single class on all matters as to which stockholders are entitled to vote or act by written consent. The holders of Class B common stock are entitled to twenty votes for each share of Class B common stock held on all matters submitted to shareholders for a vote and holders of Class A common stock are entitled to one vote for each share of Class A common stock held on all matters submitted to shareholders for a vote.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS

INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF

INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The following is a summary of certain matters related to the increase in the number of our authorized shares of capital stock to 101,000,000 consisting of 80,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock.

The effective date of the Authorized Shares Increase will be determined at the sole discretion of the Board of Directors and will be publicly announced. The Authorized Shares Increase will become effective upon the filing of the Certificate of Amendment to our Certificate of Incorporation relating to the Authorized Shares Increase with the Secretary of State of the State of Delaware (the “Filing Date”) or such later time as is specified therein. The date upon which the Authorized Shares Increase becomes effective is referred to herein as the “Effective Date.” The Board of Directors currently intends for the Authorized Shares Increase to become effective as soon as reasonably practicable in light of applicable regulations.

Our Board of Directors believes it is in our best interests to increase the number of authorized shares of our common stock in order to give us greater flexibility in considering and planning for future corporate opportunities, including, but not limited to, raising capital, potential strategic transactions, including mergers, acquisitions and business combinations, stock dividends, grants under equity compensation plans, stock splits or financings, as well as other general corporate transactions. The Board believes further that additional authorized shares of common stock are necessary to enable us to take timely advantage of opportunities that may become available to us. The Board also believes that our ability to raise capital and complete strategic acquisitions would be enhanced if our Class A common stock were to become publicly traded and that it is necessary to increase the number of our shares outstanding to facilitate an orderly trading market. Although our management is exploring whether there are opportunities for our Company to raise additional capital to support our ongoing operations or for our capital stock to become publicly traded, we do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of common stock that will result from adoption of the Authorized Share Increase. Except as otherwise required by law, the newly authorized shares of capital stock will be available for issuance at the discretion of our Board (without further action by the stockholders) for future corporate needs, including those outlined above. While effecting the Authorized Shares Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our common stock or preferred stock may, among other things, dilute the earnings per share of our common stock and the equity and voting rights of those holding equity at the time the additional shares are issued.

Any newly authorized shares of Class A common stock and Class B common stock will be identical to the shares of Class A common stock and Class B common stock now authorized and, in the case of our Class B common stock, outstanding. The Authorized Share Increase will not affect the rights of current holders of our Class B Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Effective Time

The effective time of the Authorized Shares Increase will be the date and time that the certificate of amendment effecting the Authorized Shares Increase is filed with the Delaware Secretary of State (the “Filing Date”) or such later time as is specified therein. The date upon which the Authorized Shares Increase becomes effective is referred to herein as the “Effective Date.” The exact timing of the Authorized Shares Increase will be determined by our Board. The Board of Directors currently intends for the Authorized Shares Increase to become effective as soon as reasonably practicable in light of applicable regulations and upon effectiveness, to promptly announce the effective date in accordance with all applicable regulations. The Authorized Shares Increase may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Certificate of Amendment, notwithstanding stockholder adoption and approval of the Authorized Shares Increase, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Authorized Share Increase.

TWENTY FOR ONE FORWARD SPLIT OF OUR OUTSTANDING

SHARES OF CLASS B COMMON STOCK

The Board has adopted and the Approving Stockholders have approved an amendment to our Certificate of Incorporation to effect a forward stock split of our issued and outstanding shares of Class B common stock at a ratio of twenty for one. The Stock Split would increase the number of shares of Class B common stock outstanding from one million to twenty million. If and when the Stock Split is effected, the newly outstanding shares of Class B common stock (the “New Class B”) would have rights identical to the shares of Class B common stock currently outstanding (the “Old Class B”). Each share of Class B common stock would be convertible into one share of Class A common stock and holders of Class B common stock will vote together as a single class with holders of Class A common stock on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our certificate of incorporation, as amended. As to all matters acted upon by stockholders of our common stock, holders of Class A common stock shall be entitled to one vote per share and holders of Class B common stock shall be entitled to twenty votes per share.

The Board and the Approving Stockholders believe that the Stock Split is necessary to increase the number of our outstanding shares of capital stock to facilitate the development of a trading market in our shares of Class A common stock if the Company should cause its shares to become eligible for trading on a public exchange or the OTC Markets. Our Board recognizes, however, that neither our Class A common stock nor our Class B common stock is currently quoted or listed and may never be quoted or listed by the OTC Markets or any other listing or quotation service or exchange. Further, if our Class A common stock or Class B common stock were to become listed, no market may ever develop for our Class A Common Stock or our Class B Common Stock, or if developed, may not be sustained in the future. Effecting the 20 for 1 Stock Split approved by the Board and Approving Stockholders may not achieve the facilitation of the development of a trading market for our Class A common stock or Class B common stock.

The Stock Split will be effected by the filing of the Amendment to our Certificate of Incorporation intended to effect the Authorized Shares Increase and will become effective simultaneously with the Authorized Shares Increase. We will publicly announce the effectiveness of the Stock Split promptly after effectiveness.

Principal Effects of the Stock Split

The Stock Split will be effected simultaneously for all issued and outstanding shares of Old Class B and the Stock Split ratio will be the same for all issued and outstanding Class B common stock. The Stock Split will affect all of our Class B common stock uniformly and will not affect any stockholder’s percentage ownership interests in our Company. After the Stock Split, the New Class B will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Old Class B. Specifically, each share of new Class B common stock would be convertible into one share of Class A common stock and holders of New Class B common stock will vote together as a single class with holders of Class A common stock on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our amended and restated certificate of incorporation. As to all matters acted upon by stockholders of our common stock, holders of Class A common stock shall be entitled to one vote per share and holders of New Class B common stock shall be entitled to twenty votes per share. The New Class B common stock outstanding pursuant to the Stock Split will be fully paid and non-assessable. The Stock Split will not affect our continuing to be subject to the periodic reporting requirements of the Exchange Act.

Procedure for Effecting Stock Split

The Stock Split will occur concurrently with the Authorized Shares Increase (the “Effective Date”). Each certificate representing outstanding shares of Old Class B common stock and all existing accounts in the records of the Company or its transfer agent as of the close of business on the Effective Date will automatically be deemed to represent the appropriate number of post-split shares of Class B common stock. All shares issued in connection with the stock split will be issued in book-entry form, either through the Direct Registration System (“DRS”) or as a credit to an existing account of a shareholder of record. If you hold certificates representing shares of Class B common stock, keep the certificate and do not return it to the Company or to its transfer agent, as it will not be necessary to submit outstanding certificates for exchange. As soon as practicable after the Effective Date, stockholders will be notified that the Stock Split has been effected and as to what action, if any, to take with respect to their shares.

The Board reserves the right, notwithstanding shareholder approval of the Stock Split and Authorized Shares Increase and without further action by the shareholders, to elect not to proceed with either or both of the Stock Split or Authorized Shares Increase if, at any time prior to filing the Certificate of Amendment, the Board determines that it is no longer in the best interests of TPT and its shareholders to proceed with the Stock Split or Authorized Shares Increase. The Board will not effectuate the Stock Split without simultaneously effecting the Authorized Shares Increase.

There are currently outstanding no warrants, options, preferred stock or other instruments exercisable for or convertible into shares of our Class A common Stock or Class B common stock, other than the Class B common stock which is convertible into Class A common stock. If any such instruments are issued prior to the Effective Date, proportionate provisions will be contained therein with respect to the number of shares of common stock to be issued upon exercise thereof.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The Stock Split will not affect the capital account on our balance sheet. However, because the par value of the Class B common stock will remain unchanged on the effective date of the Stock Split, the components that make up the capital account will change by offsetting amounts. The per share net income or loss and net book value of the Class B common stock will be decreased because there will be more shares of Class B common stock outstanding. Prior periods’ per share amounts will be restated to reflect the Stock Split.

 Tax Consequences of the Stock Split Generally

 The Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the split. A U.S. Holder’s aggregate tax basis in the New Class B common stock held as a result of the Stock Split should equal the aggregate tax basis of the shares of our Old Class B common stock held by such holder and such U.S. Holder’s holding period in the shares of our New Class B common stock should be identical to the holding period in the shares of our Old Class B common stock held by such holder. Holders of shares of our Class B common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock as of the Record Date consists of 21,000,000 shares, consisting of (i) 20,000,000 shares of common stock divided into two series consisting of 19,000,000 shares designated as Class A common stock, par value $0.0001 per share, and 1,000,000 shares designated as Class B common stock, par value $0.0001 per share, and (ii) 1,000,000 shares designated as preferred stock, par value $0.0001 per share. Upon effectiveness of the Authorized Shares Increase, our authorized capital stock will consist of 101,000,000 shares, consisting of (i) 100,000,000 shares of common stock divided into two series consisting of 80,000,000 shares designated as Class A common stock, par value $0.0001 per share, and 20,000,000 shares designated as Class B common stock, par value $0.0001 per share, and (ii) 1,000,000 shares designated as preferred stock, par value $0.0001 per share. Effectiveness of the Authorized Shares Increase will have no impact upon the relative rights and preferences of our classes of capital stock as discussed below.

Common Stock

Outstanding Shares - As of the Record Date, we had outstanding 1,000,000 shares of Class B common stock and no shares of Class A common stock. Each share of Class B common stock is convertible into one share of Class A Common Stock at any time at the option of the holder.

Voting Rights - Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to twenty votes per share. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our certificate of incorporation, as amended. As to all matters acted upon by stockholders of our common stock, holders of Class A common stock shall be entitled to one vote per share and holders of Class B common stock shall be entitled to twenty votes per share. Our certificate of incorporation provides that so long as any shares of Class B common stock are outstanding, we shall not, without the consent of the holders of a majority of the Class B common stock outstanding, voting separately as a class, alter or repeal any provision of our certificate of incorporation if such action would alter or change the powers, preferences or relative, participating, optional or other special rights of Class B common stock. Holders of our Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors, which means that the holders of a majority of the voting power of our Class A common stock and Class B common stock, voting together as a single class, will be entitled to elect all of the directors standing for election, if they so choose. Holders of our Class B common stock collectively, currently own shares representing 100% of the voting power of our common stock.

Conversion; Automatic Conversion - Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each holder of Class B common stock agreed in his subscription agreement that each of his Class B shares will convert automatically into one share of Class A common stock upon any transfer, whether or not for value.

Dividends - Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, holders of our Class A common stock and Class B common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. If a dividend is paid in the form of Class A common stock or Class B common stock, then holders of Class A common stock shall receive Class A common stock and holders of Class B common stock shall receive Class B common stock.

Liquidation - In the event of our liquidation, dissolution or winding up, holders of our Class A common stock and Class B common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences - Except as described above, holders of Class A common stock and Class B common stock have no preemptive, conversion, subscription or other rights (other than the right of a holder of shares of Class B common stock to convert such shares into an equal number of shares of Class A common stock), and there are no redemption or sinking fund provisions applicable to Class A common stock or Class B common stock. The rights, preferences and privileges of the holders of Class A common stock and Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our Articles of Incorporation authorize the issuance by resolution of our Board of Directors of up to one million shares of “blank-check” preferred stock in one or more series, the terms of which may be determined at the time of issuance as the Board of Directors may determine, in its sole discretion, without further authorization by our stockholders. These terms could give the holders of the preferred stock the right to vote as a series on particular matters, preferences ass to dividends and upon liquidation, conversion rights, redemption rights and sinking fund provisions. The terms of any series of preferred may not be beneficial to common stockholders, since they may adversely affect the voting power and diminish other rights of holders of our common stock and perpetuate the board’s control over our company, and therefore could reduce the value of such common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our company or make removal of management more difficult. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth information known to us regarding beneficial ownership of our Class A common stock and our Class B Common Stock as of the Record Date by (i) each of our directors and executive officers, (ii) all of our directors and executive officers as a group and (iii) each person known by us to own beneficially more than 5% of our outstanding Class A common stock or Class B common stock. Except as otherwise indicated, we believe, based on information provided by each of the individuals named in the table below, that such individuals have sole investment and voting power with respect to such shares, subject to community property laws, where applicable, and subject to the proxy granted in favor of Weihong Du, as discussed below.

As of the Record Date we had no outstanding shares of Class A common stock and 1,000,000 outstanding shares of Class B common stock. Each share of Class A common stock will have one vote per share and each share of Class B common stock will have 20 votes per share on all matters acted upon by holders of our common stock. Each holder of Class B common stock, other than Mr. Du, has granted to Mr. Du a proxy to vote or otherwise act with respect to the Class B common stock with respect to which such holder now or hereafter has voting power until January 10, 2027, or January 10, 2030 if we attain a valuation of $450 million or more by December 2026, subject to earlier termination based upon certain criteria, including the financial performance of the Company. Consequently, Mr. Du has voting control over 100% of the shares of Class B common stock currently outstanding.

Unless otherwise indicated, the address of each of the officers and directors is c/o Transit Pro Tech, Inc., 100 N. Barranca Street, Suite 460, Covina, California 91791.

	Shares Beneficially Owned
	Class B Common Stock	Class A Common Stock		Class B Common Stock		Class A Common Stock	Aggregate Voting Power		Aggregate Voting Power Held by Weihong Du
Name of Beneficial Owner	Shares	Shares (1)		Percentage of Each Class Currently Outstanding			Number of Votes (1)	Percentage of Votes (1)	Number of Votes	Percentage of Votes
Directors and Named Executive Officers
Weihong Du, Chairman and Chief Executive Officer (2)	262,199	262,199	(3)	26.22	%(3)	—	5,243,980	26.22%	20,000,000(9)	100%(9)
Hong Hu, Director (4)	160,535	160,535		16.05%		—	3,210,700	16.05%
Li’ou Xie, Chief Financial Officer (5)	91,685	91,685	(3)	9.17%		—	1,833,700	9.17%
Liu Mei Li, Secretary and Treasurer (2)
Fan Jiang, Vice President	—	—		—		—	—	—
All directors and executive officers as a group (5 persons)	514,419	514,419	(5)	51.44%		—	10,288,380	51.44%	20,000,000(9)	100%(9)

More than 5% Stockholders

Hairong Wang (4)	160,535	160,535		16.05%		—	3,210,700	16.05%
Feipeng Liang (6)	193,697	193,697		19.40%		—	3,873,940	19.40%
Cheng Xu (6)	193,697	193,697		19.40%		—	3,873,940	19.40%
JianHang Xu (6)	193,697	193,697		19.40%		—	3,873,940	19.40%
Jian Lian (6)	193,697	193,697		19.40%		—	3,873,940	19.40%
Xiguang Ye (7)	109,125	109,125		10.9125%		—	2,182,500	10.125%
Xingyao Cai (8)	52,849	52,849		5.28%		—	1,056,980	5.28%
Xiaobo Lu (8)	52,849	52,849		5.28%		—	1,056,980	5.28%
Yanqun Cai (8)	52,849	52,849		5.28%		—	1,056,980	5.28%

(1) Each Share of Class B common stock is convertible into one share of Class A common stock. Currently there are no outstanding shares of Class A common stock. The shares of Class A common stock attributed to each shareholder represent shares issuable upon conversion of Class B common stock. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to twenty votes per share. The number of votes attributed to each stockholder assumes no conversion of the Class B common stock held by such holder.

(2) Shares attributed to Mr. Du, our Chief Executive Officer and Chairman of our Board, are held of record by Kevin Truman La Co. Ltd., a British Virgin Islands company owned and controlled by Mr. Du. Minjian Chu owns 5% of the outstanding equity of Kevin Truman La Co. Ltd. and is not an officer or director of Kevin Truman La Co. Ltd. Ms. Li is the spouse of Mr. Du.

(3) Does not reflect voting power owned by each stockholder listed in the table. By virtue of the proxy granted to Mr. Du, he has 100% of the voting power of the outstanding shares of Class B common stock and assumes no Class B shares have been converted into Class A shares of common stock.

(4) Shares attributed to Mr. Hu reflect shares beneficially owned by Hairong Wang, the wife of Mr. Hu, as to which he disclaims beneficial ownership. The shares beneficially owned by Ms. Wang are held of record by LJX Co., Ltd. a British Virgin Islands company owned and controlled by Ms. Wang.

(5) Shares attributed to Mr. Xie are held of record by Treasure Tree Co., Ltd, a British Virgin Islands company owned and controlled by Mr. Xie.

(6) Shares attributed to each of Feipeng Liang, Cheng Xu, JianHang Xu and Jian Lian are held of record by WeLink Co. Ltd. All of the shares held of record by WeLink are attributed to each individual.

(7) Shares attributed to Mr. Ye are held of record by Shaning Co., Ltd, a British Virgin Islands company owned and controlled by Mr. Ye.

(8) Shares attributed to each of Xingyao Cai, Xiaobo Lu and Yanqun Cai are held of record by Luluxing Invest Co. Ltd. All of the shares held of record by Luluxing are attributed to each individual.

(9) Each holder of Class B common stock has given to Mr. Du a proxy to vote or otherwise act with respect to his shares until January 10, 2027, subject to earlier termination upon the occurrence of certain events or the sale or transfer by a holder of his Class B common stock. Until such time as proxies granted to Mr. Du terminate, he will control all actions which may be brought to stockholders for a vote and can elect all of our directors.

DISSENTERS’ RIGHTS

Under the DGCL, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to any of the Corporate Actions and we will not independently provide our stockholders with any such rights.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Corporate Actions that is not shared by all other stockholders.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Transit Pro Tech Inc., at 100 N. Barranca Street, Suite 460, Covina, California 91791 Attn: Corporate Secretary, or by calling the Company at (626) 332-5398.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Additional copies of this Information Statement may be obtained at no charge by writing to us at Transit Pro Tech Inc., at 100 N. Barranca Street, Suite 460, Covina, California 91791 Attn: Corporate Secretary, or by calling the Company at (626) 332-5398.

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to us at our address in the preceding paragraph or by calling the Company at (626) 332-5398.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

TRANSIT PRO TECH INC.
/s/ Weihong Du
Weihong Du
September 17, 2024	President and Chief Executive Officer

EXHIBIT A

CERTIFICATE of AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

TRANSIT PRO TECH INC.

Transit Pro tech Inc. (the “Corporation”), a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

1.	The Board of Directors of the Corporation acting by written consent adopted resolutions setting forth an amendments to Article IV of the Corporation’s Certificate of Incorporation, declaring such amendments to be advisable and directing that the amendments be considered by the stockholders of the Corporation, which was followed by the adoption of a resolution in favor of the amendments to Article IV effected by written consent of stockholders holding a majority of the votes entitled to be cast with respect thereto. Pursuant to such duly adopted resolutions, Article IV of the Certificate of Incorporation is hereby amended to add the following paragraph thereto:

“4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 101,000,000 shares, consisting of (a) 100,000,000 shares of common stock (the “Common Stock”), including (i) 80,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 20,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

4.2 Preferred Stock. The board of directors of the Corporation (the “Board”) is hereby expressly authorized to provide, out of the unissued shares of the Preferred Stock, one or more series of Preferred Stock, and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

4.3 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation. Any action required or permitted to be taken at any meeting of the holders of Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class A and Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded.

(ii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a class or have the right to act by written consent as a class, on all matters presented to the stockholders of this Corporation or as to which the stockholders of this Corporation may act by written consent and, as to all matters acted upon by holders of Common Stock, the holders of Class A Common Stock shall each be entitled to one (1) vote for each such share on each matter properly submitted to the stockholders for a vote or on which the holders of the Common Stock are entitled to act by written consent and the holders of Class B Common Stock each be entitled to twenty (20) votes for each such share on each matter properly submitted to the stockholders for a vote or on which the holders of the Common Stock are entitled to act by written consent.

(iii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or the DGCL. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded.

(b) Conversion of Class B Common Stock.

(i) Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis at the option of the holder at any time or from time to time and without payment of any additional consideration. In order for a holder of Class B Common Stock to convert shares of Class B Common Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates for such shares of Class B Common Stock, at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Class B Common Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The date of receipt of such certificates and the conversion notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Class B Common Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. The shares of Class A Common Stock issuable upon conversion of any shares of Class B Common Stock shall be deemed outstanding of record as of the applicable Conversion Date.

 (ii) The Corporation shall at all times when the Class B Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Class B Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Stock.

 (iii) All shares of Class B Common Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange for such shares of Class B Common Stock and payment of any declared but unpaid dividends thereon. Any shares of Class B Common Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the number of authorized shares of Class B Common Stock accordingly.

 (iv) The Corporation shall pay any and all issue, stamp, transfer and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Class B Common Stock pursuant to this Subsection (b). The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Class B Common Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(v) In the event of any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Common Stock of the Company, into a greater or lesser number of shares occurring after the original filing of this Certificate the outstanding shares of Class A Common Stock and Class B Common Stock shall be treated substantially identically, except that provision shall be made to preserve the disproportionate voting rights of the Class B Common Stock relative to the Class A Common Stock.

(c) Dividends.  Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(d) Liquidation, Dissolution or Winding Up of the Corporation.  Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock (on an as converted basis with respect to the Class B Common Stock) held by them.

4.4 Stock Split Forward Split. Effective upon the close of business on the date of filing of this Certificate of Amendment to the Certificate of Incorporation in the office of the Secretary of State of the State of Delaware (the “Effective Time”) the shares of the Corporation’s Class A Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Class A Common Stock”), will be automatically reclassified as and combined into twenty (20) shares of Class A Common Stock (the “New Class A Common Stock”) and the shares of Class B Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Class B Common Stock”), will be automatically reclassified as and combined into twenty (20) shares of Class B Common Stock of the Corporation (the “New Common Stock”) common stock of the Corporation (the “New Class B Common Stock”) such that each share of Old Class A Common Stock or Class B Common Stock shall be reclassified and combined into twenty (20) whole shares of New Class A Common Stock or Class B Common Stock, as the case may be, which the Corporation shall be authorized to issue immediately subsequent to the Effective Time. Each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Old Class A Common Stock or Old Class B Common Stock shall be entitled to receive upon surrender of such certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates representing the whole number of shares of New Class A Common Stock or Class B Common Stock into which the shares of Old Common Stock formerly represented by such certificates so surrendered are reclassified under the terms hereof.”

2. This Certificate of Amendment to the Certificate of Incorporation was duly adopted and approved in accordance with the provisions of Section 242 of the DGCL.

3.       This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of September    , 2024.

Transit Pro Tech Inc.

By:
Weihing Du
President and Chief Executive Officer